Cover AMERIHOME MORTGAGE COMPANY, LLC CONSOLIDATED FINANCIAL STATEMENTS Years ended December 31, 2020 and 2019

AmeriHome Mortgage Company, LLC Index to Consolidated Financial Statements Table of Contents Page Consolidated Balance Sheet 3 Consolidated Statement of Income 4 Consolidated Statement of Changes in Members’ Equity 5 Consolidated Statement of Cash Flows 6 Notes to Consolidated Financial Statements Note 1. Organization and Business 7 Note 2. Significant Accounting Policies 7 Note 3. Fair Value Measurements 12 Note 4. Loans Held for Sale 16 Note 5. Mortgage Servicing Rights 16 Note 6. Derivative Financial Instruments 18 Note 7. Fixed Assets and Software 21 Note 8. Borrowings 21 Note 9. Liability for Losses Under Representations and Warranties 24 Note 10. Net Gains on Loans Held for Sale 25 Note 11. Net Loan Servicing Revenue 25 Note 12. Equity-Based Compensation 25 Note 13. Related Party Transactions 26 Note 14. Segment Information 27 Note 15. Commitments and Contingencies 28 Note 16. Concentrations 29 Note 17. Capital Requirements 29 Note 18. Subsequent Events 30

Report of Independent Auditors To the Members and the Board of Managers of AmeriHome Mortgage Company, LLC We have audited the accompanying consolidated financial statements of AmeriHome Mortgage Company, LLC (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AmeriHome Mortgage Company, LLC at December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. March 15, 2021 Ernst & Young LLP 725 South Figueroa Street Los Angeles, CA 90017 Tel: +1 213 977 3200 Fax: +1 213 977 3152 ey.com

Table of Contents 3 AmeriHome Mortgage Company, LLC Consolidated Balance Sheet December 31, 2020 2019 (Amounts in thousands) Assets Cash $ 273,884 $ 93,365 Restricted cash 9,501 9,375 Loans held for sale (includes $2,115,773 and $2,347,930 at fair value) 2,807,930 2,648,609 Mortgage servicing rights 985,890 893,193 Derivative assets, net 75,897 21,128 Servicing advances 103,760 50,326 Accounts receivable (includes valuation allowance of $1,181 and $698) 45,088 33,459 Fixed assets and software, net 12,070 14,518 Loans eligible for repurchase 2,539,615 382,703 Other assets 64,036 64,345 Total assets $ 6,917,671 $ 4,211,021 Liabilities and members' equity Warehouse borrowings $ 2,541,026 $ 2,453,152 Notes payable 662,921 387,627 Other borrowings 61,291 15,963 Derivative liabilities, net 15,415 11,256 Liability for losses under representations and warranties 6,772 6,588 Liability for loans eligible for repurchase 2,539,615 382,703 Accounts payable and accrued expenses 122,132 60,301 Total liabilities 5,949,172 3,317,590 Commitments and contingencies (Note 15) Members’ equity 968,499 893,431 Total liabilities and members’ equity $ 6,917,671 $ 4,211,021 The accompanying notes are an integral part of these consolidated financial statements.

Table of Contents 4 AmeriHome Mortgage Company, LLC Consolidated Statement of Income Year ended December 31, 2020 2019 (Amounts in thousands) Revenues Net gains on loans held for sale $ 738,792 $ 229,239 Net loan servicing revenue 38,273 71,052 Loan acquisition and origination fees 86,452 71,783 Other income 34,035 37,546 Net interest income (expense) Interest income 65,614 70,090 Interest expense (56,217) (61,000) Net interest income 9,397 9,090 Total net revenues 906,949 418,710 Expenses Compensation 199,571 108,208 Loan servicing 81,826 60,103 Loan acquisition and origination 32,961 27,971 Technology 12,236 8,660 Occupancy 3,353 3,255 Other expenses 31,959 22,609 Total expenses 361,906 230,806 Net income $ 545,043 $ 187,904 The accompanying notes are an integral part of these consolidated financial statements.

Table of Contents 5 AmeriHome Mortgage Company, LLC Consolidated Statement of Changes in Members’ Equity Year ended December 31, 2020 2019 (Amounts in thousands) Balance, beginning of the year $ 893,431 $ 793,376 Equity-based compensation 30,710 185 Distributions (500,685) (88,034) Net income 545,043 187,904 Balance, end of the year $ 968,499 $ 893,431 The accompanying notes are an integral part of these consolidated financial statements.

Table of Contents 6 AmeriHome Mortgage Company, LLC Consolidated Statement of Cash Flows Year ended December 31, 2020 2019 (Amounts in thousands) Cash flows from operating activities Net income $ 545,043 $ 187,904 Adjustments to reconcile net income to net cash used in operating activities: Mortgage servicing rights capitalized upon sale of loans (799,493) (653,645) Change in fair value and impairment of loans held for sale (17,026) (8,264) Change in fair value of mortgage servicing rights 621,216 319,634 Gain (loss) on sale and interest income on certain securitization transactions (1,545) 1,132 Change in liability for losses under representations and warranties 1,395 667 Change in fair value of derivatives (43,071) (23,283) Equity-based compensation 30,710 185 Amortization of debt issuance costs 954 945 Depreciation and amortization 4,760 5,431 Loss on sale of mortgage servicing rights 5,960 2,539 Purchases and originations of loans (67,221,212) (46,189,369) Early buyouts of loans from Ginnie Mae securities (776,798) (437,720) Proceeds from sales and payments from loans held for sale 67,544,499 45,338,714 Net settlement of options contracts 1,043 1,362 Change in counterparty margin (8,582) 14,695 Net changes in: Servicing advances (59,354) (22,116) Accounts receivable 11,826 45,713 Other assets 24,542 12,614 Accounts payable and accrued expenses 55,872 7,475 Net cash used in operating activities (79,261) (1,395,387) Cash flows from investing activities Purchases of fixed assets and software (2,287) (2,336) Proceeds from sales of mortgage servicing rights 75,059 189,885 Net cash provided by investing activities 72,772 187,549 Cash flows from financing activities Proceeds from warehouse borrowings 67,269,438 48,918,938 Repayment of warehouse borrowings (67,181,581) (48,028,733) Proceeds from notes payable 594,792 614,881 Repayment of notes payable (315,325) (509,679) Proceeds from other borrowings 340,604 350,635 Repayment of other borrowings (15,000) (25,000) Payment of debt issuance costs (5,109) (2,322) Distributions (500,685) (88,034) Net cash provided by financing activities 187,134 1,230,686 Net increase in cash and restricted cash 180,645 22,848 Cash and restricted cash, beginning of the year 102,740 79,892 Cash and restricted cash, end of the year $ 283,385 $ 102,740 At year end: Cash $ 273,884 $ 93,365 Restricted cash 9,501 9,375 $ 283,385 $ 102,740 Supplemental cash flow information Cash paid for interest $ 54,580 $ 60,496 Non-cash financing activities: Transfers of mortgage-backed securities in settlement of secured borrowings $ 278,356 $ 334,449 Payments from loans held for sale in partial settlement of secured borrowings $ 375 $ 204 The accompanying notes are an integral part of these consolidated financial statements.

Table of Contents 7 AmeriHome Mortgage Company, LLC Notes to Consolidated Financial Statements NOTE 1. ORGANIZATION AND BUSINESS AmeriHome Mortgage Company, LLC (“AmeriHome” or the “Company”) is a subsidiary of Aris Mortgage Holding Company, LLC (“Aris Holding”), which is a subsidiary of A-A Mortgage Opportunities, L.P. (“A-A Mortgage”). The Company’s ongoing central operations include purchasing residential mortgage loans from correspondent sellers, originating residential mortgage loans directly to consumers, and pooling and selling these loans in the secondary market. The Company generally retains the servicing rights to the loans it sells and subcontracts the servicing function to third party subservicers. The Company is an approved seller/servicer for the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), each of which is a government-sponsored enterprise (“GSE”). The Company is also an approved issuer of securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a lender for the Federal Housing Administration (“FHA”), a part of the U.S. Department of Housing and Urban Development (“HUD”), and a lender/servicer for the U.S. Department of Veterans Affairs (“VA”) and the U.S. Department of Agriculture (“USDA”). Each of Fannie Mae, Freddie Mac, Ginnie Mae, FHA, HUD, VA and USDA are herein referred to as an “Agency” and collectively as the “Agencies.” The Company is licensed to originate loans in 46 states and the District of Columbia. The Company is able to purchase and service loans in 49 states and the District of Columbia, either because it is properly licensed in such jurisdictions or exempt or otherwise not required to be licensed in such jurisdictions. NOTE 2. SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), as codified in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The accompanying consolidated financial statements also include the assets and liabilities of AHMC Holding I LLC and AmeriHome GMSR Issuer Trust (the “Trust”), each a variable interest entity (“VIE”) of which AmeriHome is the primary beneficiary. AmeriHome is deemed to be the primary beneficiary of the VIEs because it has both the power to direct the activities that most significantly impact the VIEs and holds variable interests that could potentially be significant to the VIEs. Intercompany accounts and transactions have been eliminated. Certain prior period amounts have been reclassified to conform to current year’s presentation. Use of Estimates In accordance with GAAP, management is required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates and assumptions include, but are not limited to, those related to the valuation of loans held for sale (“LHFS”), mortgage servicing rights (“MSRs”), and interest rate lock commitments (“IRLCs”), and the estimation of liabilities associated with loan repurchases and indemnifications. These estimates and assumptions are based on the best available information, however, actual results could differ from those estimates. Fair Value Measurements The Company categorizes assets and liabilities at fair value based on a hierarchy that prioritizes inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. Fair value measurements are based on quoted market prices, when available, or industry standard models that use market-based inputs or independently sourced parameters, including, but not limited to, yield curves, interest rates, volatilities and credit curves.

Table of Contents 8 In addition to market information, these models incorporate transaction details such as the maturity of the instruments. Valuation adjustments may be made to ensure that financial instruments are reported at fair value. Cash and Restricted Cash Cash consists of cash balances held at depository institutions. Cash balances that have restrictions as to the Company's ability to withdraw funds are considered restricted cash. Restricted cash represents deposits that serve as collateral for certain warehouse borrowing agreements. Loans Held for Sale The Company reports LHFS at either fair value or the lower of cost or fair value. The Company has elected to report loans purchased from correspondent sellers or originated directly to consumers at fair value to more timely reflect the Company’s performance. Changes in fair value of loans are reported in current period income as a component of Net gains on loans held for sale. The Company reports loans repurchased from investors at the lower of cost or fair value. For LHFS reported at the lower of cost or fair value, the amount by which cost exceeds fair value is accounted for as a valuation allowance. Changes in the valuation allowance are included in Net gains on loans held for sale in the consolidated statement of income. Gains or losses on the sale of loans are also included in Net gains on loans held for sale in the consolidated statement of income. The Company recognizes a transfer of loans as a sale when it surrenders control over the transferred loans. Control is considered to be surrendered when the transferred loans have been legally isolated from the Company, the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred loans, and the Company does not maintain effective control over the transferred loans through either an agreement that entitles and obligates the Company to repurchase or redeem the loans before their maturity or the ability to unilaterally cause the holder to return specific loans. If the transfer of loans qualifies as a sale, the Company derecognizes such loans and records the gain or loss on the settlement date. If the transfer of loans does not qualify as a sale, the proceeds from the transfer are accounted for as secured borrowings. Interest income on LHFS is recognized from acquisition date to settlement date and is presented in Net interest income (expense). Recognition of interest income is suspended and the accrued unpaid interest receivable is reversed against interest income when loans become 90 days delinquent or when recovery of income and principal becomes doubtful. Loans return to accrual status when the principal and interest become current and it is probable that the amounts are fully collectible. Mortgage Servicing Rights When the Company sells loans in the secondary market, it typically retains the right to service the loans. At the time of sale, a servicing right asset is capitalized when the benefits of servicing are deemed to be greater than adequate compensation for performing the servicing activities. MSRs represent the then current fair value of future net cash flows expected to be realized for performing servicing activities. The Company has elected to subsequently measure MSRs at fair value and report changes in fair value in current period income as a component of Net loan servicing revenue. The Company derecognizes MSRs when substantially all of the risks and rewards of ownership are irrevocably passed to the transferee and any protection provisions retained by the Company are minor and can be reasonably estimated. Protection provisions are considered to be minor if the obligation created by such provisions is estimated to be no more than 10 percent of the sales price and the Company retains the risk of prepayment for no more than 120 days. The Company derecognizes MSRs on the date on which title passes and recognizes a gain or loss in current period income equal to the difference between the carrying value of the transferred MSRs and the value of the assets received as consideration. The Company records a liability for retained protection provisions that can be reasonably estimated. Gains or losses on sales of MSRs, net of retained protection provisions, are included in Net loan servicing revenue in the consolidated statement of income.

Table of Contents 9 Derivative Financial Instruments The Company records derivative financial instruments at fair value as either assets or liabilities in the consolidated balance sheet. The Company enters into commitments to purchase or origination mortgage loans that will be held for sale. These loan commitments, described as IRLCs, are accounted for as derivative financial instruments. The fair value of IRLCs is determined based on secondary market prices for the underlying loans and estimated servicing value with similar coupons, maturities and credit quality, adjusted for the anticipated loan funding probability (“pull-through rate”). The fair value of IRLCs is subject to change primarily due to changes in interest rates and the estimated pull-through rate. The Company economically hedges the changes in fair value associated with changes in interest rates generally by utilizing forward sale commitments and interest rate futures. The hedging instruments are typically entered into at the time the IRLCs are made and are accounted for as derivative financial instruments. The Company uses loans that have been or will be purchased or originated to satisfy its forward sale commitments. The Company also enters into derivative financial instruments to economically hedge its MSR portfolio. The fair value of these hedging instruments is subject to change primarily due to changes in interest rates. The fair value of the Company’s derivative financial instruments is included in Derivative assets and Derivative liabilities in the consolidated balance sheet. Changes in fair value of derivative financial instruments hedging IRLCs and LHFS at fair value are included in Net gains on loans held for sale in the consolidated statement of income. Changes in fair value of derivative financial instruments hedging MSRs are included in Net loan servicing revenue in the consolidated statement of income. The Company has elected to net derivative asset and liability positions, and cash collateral obtained from or posted to its counterparties, when they are subject to a legally enforceable master netting arrangement. Servicing Advances In accordance with its contractual loan servicing obligations, the Company is required to advance funds to or on behalf of investors when borrowers do not make payments. The Company advances property taxes and insurance premiums for borrowers who have insufficient funds in escrow accounts, plus any other costs to preserve real estate properties. The Company may also advance funds to maintain, repair, and market foreclosed real estate properties. The Company is entitled to recover all or a portion of the advances from borrowers of reinstated and performing loans, from the proceeds of liquidated properties or from the investors of charged-off loans. The Company periodically reviews servicing advances for collectibility and provides a valuation allowance for amounts estimated to be uncollectible. Servicing advances are charged-off when they are deemed to be uncollectible. Accounts Receivable Accounts receivable primarily consist of short-term customer and trade receivables and holdback amounts related to MSR sales. Accounts receivable are presented net of an allowance for losses, which is increased by a provision for losses and reduced by charge-offs, net of recoveries. The Company records a provision for losses for all receivable balances that are more than 90 days past due or on an as needed basis in order to maintain an allowance for losses at a level considered adequate to cover probable losses inherent in the portfolio. Provisions for losses are included as a component of Other expenses in the consolidated statement of income. Fixed Assets and Software Fixed assets and software is comprised of furniture, fixtures, hardware, equipment, leasehold improvements, and software purchased or developed for internal use. Furniture, fixtures, hardware, equipment, and leasehold improvements are stated at historical cost less accumulated depreciation and amortization. Depreciation or amortization begins when the asset is available for its intended use and is computed using the straight line method over the estimated useful life of the asset, which ranges from 3 to 10 years. The Company capitalizes certain consulting and payroll costs related to computer software purchased or developed for internal use. Once the software is ready for its intended use, the Company amortizes the capitalized costs on a straight line basis over three years. The Company periodically assesses long lived assets for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. If management identifies an indicator of impairment, it assesses recoverability by comparing the carrying amount of the asset to the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset. An impairment loss is recognized when the carrying amount is not recoverable and is measured as the excess of carrying amount over fair value.

Table of Contents 10 Loans Eligible for Repurchase The terms of the Ginnie Mae mortgage-backed securities (“MBS”) program provide the Company, as servicer, with the unilateral right but not the obligation to repurchase previously transferred loans if the borrower makes no payments for three consecutive months. When loans meet Ginnie Mae’s specified delinquency criteria and become eligible for repurchase, the Company regains control of the loans and accounts for them as if they had been repurchased. The Company initially recognizes loans eligible for repurchase at fair value and records a corresponding liability in the consolidated balance sheet. The Company subsequently carries such loans eligible for repurchase at the lower of cost or fair value, determined on an aggregate basis. Upon recognizing loans eligible for repurchase, the Company does not change how it accounts for the related MSRs. The costs to carry the loans eligible for repurchase, including interest losses and other servicing expenses, are incorporated into the valuation of the associated MSRs and, therefore, reflected in Net loan servicing revenue in the consolidated statement of income. Borrowings The Company maintains multiple borrowing facilities in the form of loan sales under repurchase agreements (warehouse borrowings), notes payable, and other revolving credit agreements. The carrying value of these borrowings is based on the amount of cash received. Accrued interest on these borrowings is recorded separately as a component of Accounts payable and accrued expenses in the consolidated balance sheet. The costs of establishing the borrowing facilities are recognized as deferred charges and reported as a direct deduction from the respective borrowing and amortized to Interest expense using the straight line method over the term of the facility, which materially approximates the effective yield method. Liability for Losses Under Representations and Warranties The Company sells loans in the secondary market to purchasers, including the GSEs, which may include loans in securitization transactions guaranteed by the GSEs or Ginnie Mae. When the Company sells loans or issues securities, it makes specific representations and warranties to the purchasers or investors about various characteristics of each loan, such as compliance with origination and underwriting guidelines. In the event of a breach of any representations and warranties, the Company may be required to either repurchase the loans with the identified defects or indemnify the purchaser or investor. The Company maintains a liability for losses under representations and warranties at a level sufficient to absorb estimated losses. The method used to estimate the liability for losses under representations and warranties is a function of the representations and warranties made to each purchaser or investor and considers a combination of factors, including, but not limited to, estimated future defaults, loan repurchase rates, recourse to correspondent sellers, and the potential severity of loss in the event of default, including any loss on sale or liquidation of the repurchased loan. The Company records a provision for losses relating to such representations and warranties as part of its loan sale transactions by recognizing a liability for estimated losses under Liability for losses under representations and warranties in the consolidated balance sheet. The Company periodically evaluates the adequacy of and adjusts the liability for losses under representations and warranties based on factors or events that have a material impact on the representations and warranties for loans, such as changes in actual or expected future delinquencies, investor loan audit practices, “loss given default” expectations, or investor representations and warranties relief criteria. Such adjustments, including the impact of any changes in estimates, are recorded in Net gains on loans held for sale in the consolidated statement of income. Loan Servicing Fees The Company receives loan servicing fees and other ancillary remuneration for servicing loans. Loan servicing fees are based on a contractual percentage of the outstanding principal balance and recognized as revenue when earned, net of guarantee fees paid by the Company to the GSEs and Ginnie Mae. Loan servicing fees are earned only when interest

Table of Contents 11 payments are collected from borrowers. Late charges and other miscellaneous fees are also recognized as revenue upon collection of payments from the borrowers. Loan Acquisition and Origination Fees Loan acquisition and origination fees consist of fees earned by the Company for purchasing and originating loans. The fees generally represent flat, per loan fee amounts and are recognized at the time the loans are purchased or originated. Equity-Based Compensation The Company may establish incentive compensation plans under which equity-based awards, such as time-based or performance-based profits units, may be granted to employees of AmeriHome. The Company determines the cost of such awards based on the grant date fair value of the awards. The fair value of equity-based awards is recognized as compensation expense over the requisite service period or forecasted performance period with a corresponding entry to equity. The Company elected to account for forfeitures in the period they occur. Income Taxes The Company is a limited liability company and is treated as a partnership for federal and state income tax purposes. The income and deductions of the Company are reported on its members’ returns. The Company has not recorded a liability for federal or state income taxes as such taxes, if any, are the responsibility of its members. However, the Company is subject to certain state franchise taxes. Accrued franchise taxes are included in Accounts payable and accrued expenses and are not material to the consolidated balance sheet. The Company recognizes assets or liabilities for uncertain tax positions by recognizing the financial statement effects of a tax position only when it is more likely than not that the position will be sustained upon examination. There were no uncertain tax positions recognized by the Company as of December 31, 2020 and 2019. This is not expected to change significantly during the next twelve months. Tax year 2016 is the earliest tax year open to examination by the major tax jurisdictions to which the Company is subject. There were no tax years under examination by the major tax jurisdictions as of December 31, 2020 and 2019. Recent Accounting Developments Recently Issued Accounting Standards Not Yet Adopted In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract and supersedes previous leasing standards. ASU 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether the lease is effectively a financed purchase of the leased asset by the lessee. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. In November 2019, the FASB deferred the effective date of the new leases standard for entities that are not public business entities. In June 2020, in response to the effects of the COVID-19 pandemic, the FASB deferred by one year the effective date of the new leases standard for certain entities that have not yet issued or made available for issuance financial statements reflecting adoption of the standard. Therefore, the amendments in ASU 2016-02 will be effective for the Company’s fiscal years beginning after December 15, 2021 and interim periods in the following fiscal year. The Company will adopt ASU 2016-02 effective January 1, 2021 using a modified retrospective transition approach and will not adjust prior comparative periods. The Company will elect to apply the package of practical expedients, which allows the Company to carry forward its historical assessment of (i) whether contracts are or contain leases, (ii) lease classification, and (iii) initial indirect costs. Upon adoption of ASU 2016-02, the Company will recognize a lease liability of approximately $20.8 million and a right-of-use asset of approximately $13.3 million based on the present value of remaining lease payments. The Company does not expect the adoption of ASU 2016-02 to have a significant effect on the amount or timing of its lease expense. In June 2016, the FASB issued ASU 2016-13, Financial Instruments Credit Losses (Topic 326), which introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. ASU 2016-13 will apply to (i) loans, accounts receivable, trade receivables and other financial assets measured at amortized cost, (ii) loan commitments and certain other off-balance sheet credit exposures, (iii) debt securities and other financial assets measured at fair value through other comprehensive income, and (iv) beneficial interests in securitized financial assets. In November 2019, the FASB deferred the effective date of the new credit losses standard for entities that are not public business entities. As such, the amendments in ASU 2016-13 will be effective for the Company’s fiscal years

Table of Contents 12 beginning after December 15, 2022, and interim periods within those fiscal years. The Company is assessing the impact that the adoption of ASU 2016-13 will have to its consolidated financial statements. In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions affected by reference rate reform. Reference rate reform refers to the initiative aimed at eliminating certain widely used reference rates, such as the London Interbank Offered Rate (LIBOR), and introducing new reference rates based on a larger and more liquid population of observable transactions. The Company expects to apply certain expedients under ASU 2020-04 to contract modifications that replace a reference rate and contemporaneous modifications of other terms related to the replacement of the reference rate. The amendments in ASU 2020-04 are effective upon issuance and allows application to contract changes as early as January 1, 2020. The Company is assessing the impact that the adoption of ASU 2020-04 will have to its consolidated financial statements. NOTE 3. FAIR VALUE MEASUREMENTS Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal market at the measurement date under current market conditions regardless of whether that price is directly observable or estimated using another valuation technique. Applicable accounting guidance specifies a hierarchy of valuation techniques based on whether the inputs to those techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. The hierarchy is broken down into three general levels: Level 1 inputs – Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. Level 2 inputs – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Observable inputs are inputs that other market participants would use in pricing an asset or liability and are developed based on market data obtained from sources independent of the Company. Level 3 inputs – Unobservable inputs, reflecting the Company’s assumptions about the factors market participants would use in pricing an asset or liability based on the best information available at the measurement date, are used when quoted prices or observable inputs are unavailable.

Table of Contents 13 The following is a summary of the fair value hierarchy of assets and liabilities measured at fair value on a recurring basis: December 31, 2020 Level 1 Level 2 Level 3 Total (Amounts in thousands) Assets Loans held for sale $ — $ 2,114,904 $ 869 $ 2,115,773 Mortgage servicing rights — — 985,890 985,890 Interest rate lock commitments (1) — — 72,922 72,922 Other derivative assets — 2,975 — 2,975 $ — $ 2,117,879 $ 1,059,681 $ 3,177,560 Liabilities Interest rate lock commitments (1) $ — $ — $ 118 $ 118 Other derivative liabilities — 15,297 — 15,297 $ — $ 15,297 $ 118 $ 15,415 December 31, 2019 Level 1 Level 2 Level 3 Total (Amounts in thousands) Assets Loans held for sale $ — $ 2,302,503 $ 45,427 $ 2,347,930 Mortgage servicing rights — — 893,193 893,193 Interest rate lock commitments (1) — — 19,273 19,273 Other derivative assets 688 1,167 — 1,855 $ 688 $ 2,303,670 $ 957,893 $ 3,262,251 Liabilities Interest rate lock commitments (1) $ — $ — $ 261 $ 261 Other derivative liabilities — 10,995 — 10,995 $ — $ 10,995 $ 261 $ 11,256 (1) For the purpose of the tables above, interest rate lock commitment asset and liability positions are shown separately from other derivative assets and liabilities.

Table of Contents 14 The activity related to assets and liabilities measured at fair value on a recurring basis using unobservable inputs (Level 3 assets and liabilities) is summarized below: Year ended December 31, 2020 Mortgage Net interest Loans held servicing rate lock for sale rights commitments (1) (Amounts in thousands) Fair value, beginning of the year $ 45,427 $ 893,193 $ 19,012 Purchases 56,622 Sales and payments (99,938) (85,580) Mortgage servicing rights capitalized upon sale of loans 799,493 Interest rate lock commitments issued, net 13,920,351 Transfers from Level 2 to Level 3 4,173 Transfers from Level 3 to Level 2 (5,471) Settlement of interest rate lock commitments upon acquisition or origination of loans held for sale (13,934,506) Change in fair value 56 (354,307) 67,947 Realization of expected cash flows (266,909) Fair value, end of the year $ 869 $ 985,890 $ 72,804 Unrealized gains (losses) included in income related to assets held at year end $ 74 $ (222,600) $ 72,804 Year ended December 31, 2019 Mortgage Net interest Loans held servicing rate lock for sale rights commitments (1) (Amounts in thousands) Fair value, beginning of the year $ 27,792 $ 754,940 $ 6,090 Purchases 80,034 Sales and payments (64,565) (195,758) Mortgage servicing rights capitalized upon sale of loans 653,645 Interest rate lock commitments issued, net 13,887,829 Transfers from Level 2 to Level 3 3,707 Transfers from Level 3 to Level 2 (952) Settlement of interest rate lock commitments upon acquisition or origination of loans held for sale (13,880,001) Change in fair value (589) (139,872) 5,094 Realization of expected cash flows (179,762) Fair value, end of the year $ 45,427 $ 893,193 $ 19,012 Unrealized gains (losses) included in income related to assets held at year end $ 196 $ (113,864) $ 19,012 (1) For the purpose of the tables above, interest rate lock commitment asset and liability positions are shown net.

The following is a summary of the difference between the aggregate fair value and the aggregate unpaid principal balance ("UPB") of LHFS for which the fair value option has been elected:

	December 31, 2020		
	Fair value	Unpaid principal balance	Difference
	(Amounts in thousands)		
Loans held for sale:			
Current through 89 days delinquent	$ 2,115,089	$ 1,992,997	$ 122,092
90 days or more delinquent	684	796	(112)
	$ 2,115,773	$ 1,993,793	$ 121,980

	December 31, 2019		
	Fair value	Unpaid principal balance	Difference
	(Amounts in thousands)		
Loans held for sale:			
Current through 89 days delinquent	$ 2,347,471	$ 2,240,135	$ 107,336
90 days or more delinquent	459	473	(14)
	$ 2,347,930	$ 2,240,608	$ 107,322

Valuation Techniques and Unobservable Inputs

The following is a description of the valuation techniques used to measure assets and liabilities reported at fair value on a recurring basis:

Loans Held for Sale

The majority of LHFS reported at fair value are salable into active markets and are, therefore, measured based on valuation techniques using Level 2 inputs, such as their quoted market or contracted selling price or market price equivalent. These loans include government-insured or guaranteed and Agency-conforming LHFS. Non-Agency LHFS are measured based on valuation techniques using Level 3 inputs.

Certain LHFS may become nonsalable into active markets due to the identification of a defect. The Company measures such nonsalable loans based on valuation techniques using Level 3 inputs.

Mortgage Servicing Rights

MSRs are measured based on valuation techniques using Level 3 inputs. The Company uses a discounted cash flow model that incorporates assumptions that market participants would use in estimating the fair value of servicing rights, including, but not limited to, option adjusted spread, conditional prepayment rate, servicing fee rate, and cost to service.

Derivative Financial Instruments

IRLCs are measured based on valuation techniques using Level 3 inputs, such as loan type, underlying loan amount, note rate, loan program, and expected settlement date. These measurements are adjusted at loan level to consider the servicing release premium and loan pricing adjustments specific to each loan. The base value is then adjusted for the pull-through rate. The pull-through rate and servicing fee multiple are unobservable inputs based on historical experience.

The Company's hedging instruments consist of forward purchase and sales contracts, Treasury futures and options, Eurodollar futures, and swap futures. Forward purchase and sales contracts are measured based on valuation techniques using Level 2 inputs, such as quoted market or contracted selling price or market price equivalent. Treasury futures and options, Eurodollar futures, and swap futures are measured based on valuation techniques using Level 1 inputs from exchange-provided daily settlement quotes.

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The following is a summary of the key unobservable inputs used in the valuation of Level 3 assets and liabilities:

		December 31, 2020	
Asset/liability	**Key inputs**	**Range**	**Weighted average**
Mortgage servicing rights:	Option adjusted spread (in basis points)	(164) - 298	80
	Conditional prepayment rate (1)	11.3% - 28.7%	20.6%
	Servicing fee rate (in basis points)	25.0 - 56.5	31.1
	Cost to service	$82 - $89	$84
Interest rate lock commitments:	Servicing fee multiple	3.5 - 5.8	4.8
	Pull-through rate	73% - 100%	86%

		December 31, 2019	
Asset/liability	**Key inputs**	**Range**	**Weighted average**
Mortgage servicing rights:	Option adjusted spread (in basis points)	121 - 453	228
	Conditional prepayment rate (1)	11.2% - 23.9%	18.0%
	Servicing fee rate (in basis points)	25.0 - 56.5	34.2
	Cost to service	$81 - $87	$84
Loans held for sale:	Whole loan spread to TBA price (in basis points)	(2.40) - (0.18)	(1.40)
Interest rate lock commitments:	Servicing fee multiple	3.0 - 5.3	4.1
	Pull-through rate	50% - 100%	83%

(1) Lifetime total prepayment speed annualized.

NOTE 4. LOANS HELD FOR SALE

The following is a summary of loans held for sale by type:

	December 31, 2020	December 31, 2019
	(Amounts in thousands)	
Government-insured or guaranteed	$ 1,933,706	$ 1,671,166
Agency-conforming	874,224	935,278
Non-Agency	—	42,165
	$ 2,807,930	$ 2,648,609

NOTE 5. MORTGAGE SERVICING RIGHTS

The Company generally retains MSRs from loan sales and measures them at fair value. The Company receives loan servicing fees, net of subservicing costs, based on the UPB of the underlying loans. Loan servicing fees are collected from payments made by borrowers. The Company may receive other remuneration from rights to various borrower-contracted fees, such as late charges, collateral reconveyance charges, and non-sufficient funds fees. The Company is generally entitled to retain the interest earned on funds held pending remittance related to its collection of borrower principal, interest, tax and insurance payments.

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The following is a summary of the UPB of loans included in the Company's MSR portfolio by investor:

	December 31,	
	2020	2019
	(Dollars in thousands)	
Fannie Mae and Freddie Mac	$ 65,144,174	$ 37,378,402
Ginnie Mae	32,510,617	36,544,549
Private investors	1,174,225	1,842,270
	$ 98,829,016	$ 75,765,221
Weighted average interest rate	3.64 %	4.39 %
Custodial funds managed by the Company's subservicers (1)	$ 1,771,862	$ 1,181,742

(1) Borrower and investor custodial cash accounts relate to loans serviced under servicing agreements and are not recorded in the consolidated balance sheet.

The following is a summary of the UPB of loans included in the Company's MSR portfolio by geographical distribution:

State	December 31, 2020	2019
	(Amounts in thousands)	
Texas	$ 15,069,836	$ 10,889,255
California	13,879,116	8,288,003
Florida	7,223,792	6,857,757
Georgia	4,457,689	4,059,126
New Jersey	4,074,758	3,042,623
Other	54,123,825	42,628,457
	$ 98,829,016	$ 75,765,221

The following is a summary of the UPB of loans included in the Company's MSR portfolio by year of origination:

Year of origination	December 31, 2020	2019
	(Amounts in thousands)	
2020	$ 55,380,111	$ —
2019	25,988,137	37,769,155
2018	9,313,051	21,455,293
2017	4,872,827	10,511,381
Prior to 2017	3,274,890	6,029,392
	$ 98,829,016	$ 75,765,221

During the year ended December 31, 2020, the Company completed two bulk sales of MSRs and related servicing advances with an aggregate net sales price of $85.6 million. The UPB of loans underlying these sales totaled $9.4 billion. The Company initially recognized $20.3 million in receivables related to these sales, primarily attributable to holdbacks pending servicing transfers. As of December 31, 2020, the Company reported the remaining receivable amount related to these sales of $10.5 million in *Accounts receivable* in the consolidated balance sheet.

During the year ended December 31, 2019, the Company completed two bulk sales of MSRs and related servicing advances with an aggregate sales price of $195.8 million. The UPB of loans underlying these sales totaled $17.3 billion. The Company initially recognized $11.7 million in receivables related to these sales, primarily attributable to holdbacks pending servicing transfers. As of December 31, 2019, the Company reported the remaining receivable amount related to these sales of $5.9 million in *Accounts receivable* in the consolidated balance sheet.

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Table of Contents 18 The following presents the effect of hypothetical changes in the fair value of MSRs caused by assumed immediate changes in interest rates, discount rates, and prepayment speeds that are used to determine fair value: December 31, Mortgage servicing rights sensitivity analysis 2020 2019 (Amounts in thousands) Fair value of mortgage servicing rights $ 985,890 $ 893,193 Interest rate change: Decrease in fair value from 50 basis point adverse change $ (162,874) $ (148,306) Increase in fair value from 50 basis point favorable change $ 163,496 $ 135,717 Discount rate change: Decrease in fair value from 50 basis point increase $ (23,160) $ (17,954) Increase in fair value from 50 basis point decrease $ 24,248 $ 18,701 Prepayment speed change: Decrease in fair value from 1% conditional prepayment rate increase $ (122,314) $ (40,741) Increase in fair value from 1% conditional prepayment rate decrease $ 136,423 $ 44,974 Cost to service change: Decrease in fair value from 10% increase in cost to service $ (22,486) $ (17,818) Increase in fair value from 10% decrease in cost to service $ 21,377 $ 17,818 Sensitivities are hypothetical changes in fair value and cannot be extrapolated because the relationship of changes in assumptions to changes in fair value may not be linear. In addition, the effect of a variation in a particular assumption is calculated without changing any other assumption, whereas a change in one factor may result in changes to another. Accordingly, no assurance can be given that actual results would be consistent with the results of these estimates. As a result, actual future changes in MSR values may differ significantly from those reported. NOTE 6. DERIVATIVE FINANCIAL INSTRUMENTS The Company uses derivative financial instruments to manage exposure to interest rate risk for IRLCs it makes to purchase and originate loans at specified interest rates, and its inventory of LHFS and MSRs. The Company has elected to present net derivative asset and liability positions, and cash collateral obtained from or posted to its counterparties, when subject to a master netting arrangement that is legally enforceable on all counterparties in the event of default. IRLCs are not subject to a master netting arrangement. The following is a summary of the derivative assets and liabilities recorded in the consolidated balance sheet, including the ending positions after considering master netting arrangements and financial instruments or cash pledged: December 31, 2020 Fair value Notional Derivative Derivative amount assets liabilities (Amounts in thousands) Interest rate lock commitments $ 5,851,412 $ 72,922 $ 118 Forward purchase contracts $ 6,842,948 44,088 29 Forward sales contracts $ 11,263,023 133 61,481 Futures contracts $ 525,345,300 — — Margin (3,107) (8,074) Derivatives before netting 114,036 53,554 Netting (38,139) (38,139) $ 75,897 $ 15,415 Collateral paid to counterparties, net $ 4,967

Table of Contents 19 December 31, 2019 Fair value Notional Derivative Derivative amount assets liabilities (Amounts in thousands) Interest rate lock commitments $ 2,349,959 $ 19,273 $ 261 Forward purchase contracts $ 4,741,336 5,862 1,640 Forward sales contracts $ 7,177,451 3,381 13,816 Put options on interest rate futures purchase contracts $ 200,000 422 — Call options on interest rate futures purchase contracts $ 100,000 266 — Futures contracts $ 129,294,100 — — Margin — 3,615 Derivatives before netting 29,204 19,332 Netting (8,076) (8,076) $ 21,128 $ 11,256 Collateral received from counterparties, net $ 3,615 Credit risk related to derivatives arises when the amounts receivable from a counterparty exceed the amounts payable to the same counterparty. The Company mitigates this credit risk by requiring counterparties to provide collateral to the Company when the counterparties’ unsecured loss positions exceed certain negotiated limits. The following is a summary of derivative assets and liabilities and related netting amounts: December 31, 2020 Gross amount of recognized Net assets assets (liabilities) Gross offset (liabilities) (Amounts in thousands) Derivatives subject to master netting arrangements: Assets: Forward purchase contracts $ 42,124 $ (18,489) $ 23,635 Forward sales contracts $ 50 $ (19,650) $ (19,600) Margin $ (3,107) $ — $ (3,107) Liabilities: Forward purchase contracts $ (29) $ 18,489 $ 18,460 Forward sales contracts $ (51,507) $ 19,650 $ (31,857) Margin $ 8,074 $ — $ 8,074 Derivatives not subject to master netting arrangements: Assets: Interest rate lock commitments $ 72,922 $ — $ 72,922 Forward purchase contracts $ 1,964 $ — $ 1,964 Forward sales contracts $ 83 $ — $ 83 Liabilities: Interest rate lock commitments $ (118) $ — $ (118) Forward sales contracts $ (9,974) $ — $ (9,974) Total derivatives: Assets $ 114,036 $ (38,139) $ 75,897 Liabilities $ (53,554) $ 38,139 $ (15,415)

Table of Contents 20 December 31, 2019 Gross amount of recognized Net assets assets (liabilities) Gross offset (liabilities) (Amounts in thousands) Derivatives subject to master netting arrangements: Assets: Forward purchase contracts $ 5,244 $ (4,274) $ 970 Forward sales contracts $ 3,341 $ (3,802) $ (461) Liabilities: Forward purchase contracts $ (1,640) $ 4,274 $ 2,634 Forward sales contracts $ (13,269) $ 3,802 $ (9,467) Margin $ (3,615) $ — $ (3,615) Derivatives not subject to master netting arrangements: Assets: Interest rate lock commitments $ 19,273 $ — $ 19,273 Forward purchase contracts $ 618 $ — $ 618 Forward sales contracts $ 40 $ — $ 40 Options contracts $ 688 $ — $ 688 Liabilities: Interest rate lock commitments $ (261) $ — $ (261) Forward sales contracts $ (547) $ — $ (547) Total derivatives: Assets $ 29,204 $ (8,076) $ 21,128 Liabilities $ (19,332) $ 8,076 $ (11,256) The following is a summary of net gains (losses) on derivatives included in income: Year ended December 31, 2020 2019 (Amounts in thousands) Losses on derivatives included in Net gains on loans held for sale: Interest rate lock commitments $ 53,793 $ 12,922 Forward contracts (207,010) (91,795) Options contracts (38) (682) Futures contracts 9,647 6,306 $ (143,608) $ (73,249) Gains on derivatives included in Net loan servicing revenue: Forward contracts $ 178,871 $ 18,842 Options contracts (1,025) (11,415) Futures contracts 199,026 154,213 $ 376,872 $ 161,640

Table of Contents 21 NOTE 7. FIXED ASSETS AND SOFTWARE The following is a summary of the Company’s fixed assets and software: December 31, 2020 2019 (Amounts in thousands) Furniture, fixtures and equipment $ 7,166 $ 8,715 Capitalized software 6,493 5,926 Leasehold improvements 13,262 13,469 26,921 28,110 Accumulated depreciation and amortization (1) (14,851) (13,592) Fixed assets and software, net $ 12,070 $ 14,518 (1) Net of disposals of fully depreciated fixed assets and capitalized software totaling $3.5 million and $740,000 for the years ended December 31, 2020 and 2019, respectively. Depreciation and amortization expense related to fixed assets and software totaled $4.7 million and $5.4 million for the years ended December 31, 2020 and 2019, respectively. NOTE 8. BORROWINGS The Company uses a variety of financing arrangements, including borrowings under master repurchase agreements, loan and security agreements, term loans, and structured financing arrangements. Pursuant to the terms of these financing arrangements, the Company is required to comply with certain covenants, including financial covenants governing the Company’s tangible net worth, leverage ratio, liquidity and profitability. The Company's failure to comply with any of these covenants could result in an event of default, subject to a cure period, under one or more borrowing agreements, pursuant to which all or a portion of the amounts borrowed may become immediately due and payable. The Company was in compliance with all financial covenants as of and for the years ended December 31, 2020 and 2019. Warehouse Borrowings The Company finances the acquisition of loans through the use of repurchase agreements. Repurchase agreements operate as financings under which the Company transfers loans to secure borrowings. The borrowing amounts are based on the attributes of the collateralized loans and are defined in the repurchase agreement of each warehouse lender. The Company retains beneficial ownership of the transferred loans and will receive the loans from the lender upon full repayment of the borrowing. The repurchase agreements may require the Company to transfer additional assets to the lender in the event the estimated fair value of the existing transferred loans declines. As of December 31, 2020, the Company had access to approximately $4.0 billion in uncommitted warehouse funding, of which approximately $2.5 billion was drawn. As of December 31, 2019, the Company had access to approximately $3.4 billion in uncommitted warehouse funding, of which approximately $2.5 billion was drawn.

Table of Contents 22 The following is a summary of financial information relating to borrowings under warehouse facilities: Year ended December 31, 2020 2019 (Dollars in thousands) Weighted average interest rate (1) 2.20% 4.35 % Average balance $ 1,927,513 $ 1,325,839 Interest expense (1) $ 42,314 $ 57,661 Maximum daily amount outstanding $ 2,746,151 $ 2,698,131 (1) Excludes settlement fees, utilization rebates, earnings credits and amortization of debt issuance costs, which caused interest expense to decrease by $2.6 million and $9.0 million during the years ended December 31, 2020 and 2019, respectively. December 31, 2020 2019 (Dollars in thousands) Carrying value of warehouse borrowings (1) $ 2,541,104 $ 2,453,247 Weighted average interest rate 1.79% 3.42 % Additional borrowing capacity $ 1,433,896 $ 896,753 Restricted cash on deposit with counterparties $ 9,501 $ 9,375 Fair value of loans held for sale securing warehouse borrowings $ 2,753,030 $ 2,616,870 (1) Excludes unamortized debt issuance costs of $78,000 and $95,000 at December 31, 2020 and 2019, respectively. The following is a summary of maturities of outstanding borrowings under warehouse facilities: Remaining maturity at December 31, 2020 Balance (Amounts in thousands) Within 30 days $ 21,372 31 to 90 days 2,519,732 2,541,104 Debt issuance costs (78) Total warehouse borrowings $ 2,541,026 Notes Payable The following is a summary of outstanding borrowings under secured term facilities: December 31, 2020 2019 (Amounts in thousands) 2028 Senior Notes $ 300,000 $ — Series 2019-GT1 Term Notes 225,000 225,000 Loan and security agreements 144,329 96,537 Other — 68,325 669,329 389,862 Debt issuance costs (6,408) (2,235) Total notes payable $ 662,921 $ 387,627

Table of Contents 23 2028 Senior Notes In October 2020, AmeriHome and AmeriHome Finance Corp., a wholly owned subsidiary of AmeriHome, co- issued $300.0 million in aggregate principal amount of senior notes that mature on October 26, 2028 (the “2028 Senior Notes”). Interest on the 2028 Senior Notes accrues at 6.5% per annum and is paid semiannually. Any 2028 Senior Notes held by Athene Holding, Ltd. (“Athene”) and its subsidiaries are subject to a 0.5% interest rate step-up in the event the 2028 Senior Notes cease to be rated as investment grade. As of December 31, 2020, the 2028 Senior Notes were rated as investment grade and the outstanding balance totaled $300.0 million. Term Notes In August 2018, the Company, through the Trust, entered into a structured finance transaction, pursuant to which the Company may finance excess servicing spread relating to Ginnie Mae MSRs (the “Ginnie Mae MSR Facility”). In connection with the Ginnie Mae MSR Facility, the Trust issued to the Company a series of variable funding notes, the Series 2018-VF1 (the “VFN”) and the Company, through the Trust, issued a series of term notes, the Series 2018-GT1 Term Notes, with an aggregate principal amount of $155.0 million to certain qualified institutional buyers, including several limited partners in A-A Mortgage. In November 2019, the Company, through the Trust, issued a new series of term notes, the Series 2019-GT1 Term Notes, consisting of $192.9 million of Class A Term Notes that bear interest at 4.18% per annum, and $32.1 million of Class B Term Notes that bear interest at 4.68% per annum. The Series 2019-GT1 Term Notes mature on November 25, 2024, unless extended by the Company pursuant to an optional extension to November 25, 2026. Proceeds from the issuance of the Series 2019-GT1 Term Notes were used to redeem all of the Series 2018-GT1 Term Notes. In October 2020, the Company amended the Ginnie Mae MSR Facility to expand the beneficial interests of the participation certificate previously sold by the Company to the Trust to include servicing advance reimbursement amounts relating to Ginnie Mae MBS advances. In connection with the amendments, the Trust issued to the Company a new series of variable funding notes, Series 2020-PIAVF1 Notes, pursuant to the terms of the Ginnie Mae MSR Facility. The fair value of MSRs pledged to secure the Series 2019-GT1 Term Notes and the VFNs totaled $377.4 million and $480.5 million as of December 31, 2020 and 2019, respectively. Loan and Security Agreements The Company pledges GSE MSRs and servicing advances to secure borrowings under loan and security agreements. The Company’s Fannie Mae MSR financing facility has a variable rate interest with a balloon payment at maturity on August 22, 2021. In August 2020, the Company entered into a new loan and security agreement pursuant to which the lender agrees to make revolving loans secured by the Company’s Freddie Mac MSRs and servicing advances. The maximum principal amount of borrowings secured by Freddie Mac MSRs is $300.0 million and the maximum principal amount of borrowings secured by servicing advances is $100.0 million; the aggregate principal amount of borrowings under the loan and security agreement is $400.0 million. The Freddie Mac MSR financing facility has a fixed interest rate and draws are permitted through August 21, 2022, after which monthly repayments are due with a balloon payment due on August 21, 2025, unless extended by the Company pursuant to an optional extension. The servicing advances financing facility has a variable interest rate revolving line with a balloon payment at maturity on August 21, 2022. As of December 31, 2020, the total capacity under the Company’s loan and security agreements was $500.0 million, of which approximately $144.3 million was drawn, and the fair value of MSRs pledged to secure them totaled $575.6 million. As of December 31, 2019, the total capacity under the Company’s loan and security agreements was $175.0 million, of which approximately $96.5 million was drawn, and the fair value of MSRs pledged to secure them totaled $205.4 million. Other Borrowings In connection with the Ginnie Mae MSR Facility, the Company entered into a repurchase agreement (the “VFN Repurchase Agreement”) with a financial institution, pursuant to which the Company sold the Series 2018-VF1 Notes with an agreement to repurchase them at a later date. The Company and the financial institution are also counterparties under a repurchase agreement used for warehouse borrowings. The VFN Repurchase Agreement expires on October 12, 2021 and provides for a maximum loan amount of $100.0 million.

In October 2020, the Company sold to the same financial institution the Series 2020-PIAVF1 Notes pursuant to a new repurchase agreement (the "PIAVF1 Repurchase Agreement"). The PIAVF1 Repurchase Agreement expires on October 12, 2021 and provides for a maximum loan amount of $150.0 million. The maximum borrowings under the related warehouse borrowing facility, the VFN Repurchase Agreement and the PIAVF1 Repurchase Agreement combined is $750 million. The maximum combined loan amount under the VFN Repurchase Agreement and the PIAVF1 Repurchase Agreement is the lesser of $150.0 million and 40% of the outstanding borrowings under the related warehouse borrowing facility.

The outstanding balance of the VFN Repurchase Agreement (excluding unamortized debt issuance costs) totaled $10.0 million as of December 31, 2020 and 2019, and is included in *Other borrowings* in the consolidated balance sheet. The PIAVF1 Repurchase Agreement did not have an outstanding balance as of December 31, 2020.

In March 2020, the Company entered into a loan agreement pursuant to which the lender agreed to make revolving loans in an amount not to exceed $10.0 million. The proceeds of the loans are to be used solely for working capital in the Company's ordinary course of business. The loan agreement matures on March 6, 2021 and bears interest at a per annum rate equal to the greater of the prime rate or an alternate base rate, as defined in the loan agreement. All borrowings under this loan agreement were paid off in June 2020.

Proceeds from transfers of loans that did not qualify as sales totaled $51.3 million and $6.0 million at December 31, 2020 and 2019, respectively. These transfers are accounted for as secured borrowings and included in *Other borrowings* in the consolidated balance sheet.

NOTE 9. LIABILITY FOR LOSSES UNDER REPRESENTATIONS AND WARRANTIES

The activity in the Company's liability for losses under representations and warranties is summarized below:

	Year ended December 31,	
	2020	2019
	(Amounts in thousands)	
Balance, beginning of the year	$ 6,588	$ 7,407
Provision for repurchase losses	9,198	6,351
Change in estimate of liability for losses under representations and warranties (1)	(7,803)	(5,824)
Repurchase losses	(1,211)	(1,346)
Balance, end of the year	$ 6,772	$ 6,588

(1) Includes a change in estimate of liability for losses under representations and warranties of $204,000 related to bulk sales of MSRs during the year ended December 31, 2019.

The UPB of loans subject to losses under representations and warranties totaled $95.6 billion and $79.6 billion as of December 31, 2020 and 2019, respectively.

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NOTE 10. NET GAINS ON LOANS HELD FOR SALE

The following is a summary of net gains on loans held for sale included in income:

	Year ended December 31,			
	2020		2019	
	(Amounts in thousands)			
Net proceeds from sale of loans (1)	$	67,276	$	(358,690)
Mortgage servicing rights capitalized upon sale of loans		799,493		653,645
Provision for and change in estimate of liability for losses under representations and warranties		(1,395)		(731)
Change in fair value of loans held for sale		17,026		8,264
Change in fair value of derivatives:				
Unrealized gain on derivatives		14,227		23,538
Realized loss on derivatives		(157,835)		(96,787)
		(143,608)		(73,249)
Net gains on loans held for sale	$	738,792	$	229,239

(1) Represents the difference between cash proceeds received upon settlement and loan basis.

NOTE 11. NET LOAN SERVICING REVENUE

The following is a summary of net loan servicing revenue included in income:

	Year ended December 31,			
	2020		2019	
	(Amounts in thousands)			
Loan servicing fees:				
Base fees	$	277,471	$	221,209
Ancillary income		11,106		10,172
		288,577		231,381
Change in fair value of mortgage servicing rights		(354,307)		(139,872)
Realization of expected cash flows of mortgage servicing rights		(266,909)		(179,762)
		(621,216)		(319,634)
Loss on sale of mortgage servicing rights		(5,960)		(2,539)
Change in estimate of liability for losses under representations and warranties		—		204
Change in fair value of derivatives:				
Unrealized gain loss on derivatives		28,844		(255)
Realized gain on derivatives		348,028		161,895
		376,872		161,640
Net loan servicing revenue	$	38,273	$	71,052

NOTE 12. EQUITY-BASED COMPENSATION

2015 Profits Units Plan

In 2015, Aris Holding established a profits units plan that provides for grants of profits units to certain employees of AmeriHome. The awards granted under the plan consist of time-based and performance-based profits units, which represent interests in the equity appreciation of Aris Holding above a participation threshold, based on the value assigned to a Class A Unit at the grant date of the profits units. The time-based profits units, or Class T1 Units, vested on an annual basis over six years. As of December 31, 2020, all outstanding Class T1 Units were fully vested.

The performance-based profits units, or Class P1 Units, vest based on the achievement of certain specified internal rates of return hurdles. In October 2020, Aris Holding waived the vesting conditions applicable to all outstanding Class P1 Units. The Company accounted for the waiver of the vesting conditions as a modification of the Class P1 Units, resulting

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Table of Contents 26 in the recognition of compensation expense for the fair value of the modification equal to approximately $30.7 million. The fair value of the modification was measured based on the excess of the fair value of the modified Class P1 Units over the fair value of the original Class P1 Units measured immediately before the modification. As of December 31, 2020, all outstanding Class P1 Units were fully vested. 2020 Transaction Bonuses In October 2020, Aris Holding entered into transaction bonus agreements with certain employees of AmeriHome. The agreements provide for a transaction bonus in connection with the first to occur of a third party sale of Aris Holding or an initial public offering of Aris Holding or a holding company which holds Aris Holding’s membership interests (the “Bonus Trigger”), which must generally occur before March 31, 2021 (or in the event of a third party sale, a definitive agreement for such sale is signed prior to such date). The amount of the transaction bonus for each employee is denominated as a specified percentage of the proceeds upon a Bonus Trigger. In the event of a third party sale of Aris Holding, the transaction bonus amount will be based on the gross sale proceeds, less the value of the employee’s Class T1 Units and Class P1 Units as of the consummation of the sale. In the event of an initial public offering of Aris Holding or a holding company which holds Aris Holding’s membership interests, the transaction bonus amount will be based on the implied value of Aris Holding using the initial price of equity instruments sold to the public in the offering, less the value of the employee’s Class T1 Units and Class P1 Units as of the consummation of the offering. In the case of an initial public offering, seventy-five percent of the transaction bonus amount will be paid in cash or equity securities (or a combination of both), at the discretion of Aris Holding, no later than 60 days following the closing of the offering and the remaining twenty-five percent of the transaction bonus will be settled in restricted stock units that vest in three installments on the first, second and third anniversaries of the offering, subject to the employee’s continued employment through the applicable vesting date. The Company determined that the occurrence of the Bonus Trigger was not probable at December 31, 2020 and, as such, did not recognize any compensation cost related to the transaction bonus agreements. NOTE 13. RELATED PARTY TRANSACTIONS Athene Subsidiaries of Athene hold a significant investment in the Company through their investment in A-A Mortgage. The Company sold loans to subsidiaries of Athene totaling $169.4 million and $410.6 million in UPB during the years ended December 31, 2020 and 2019, respectively. In connection with these loan sale transactions, the Company recognized gains of $1.9 million and $3.1 million during the same periods, which were included in Net gains on loans held for sale in the consolidated statement of income. The Company services loans sold to subsidiaries of Athene totaling $400.5 million and $1.0 billion in UPB as of December 31, 2020 and 2019, respectively. The fair value of these MSRs totaled $2.4 million and $6.7 million as of December 31, 2020 and 2019, respectively. The Company collected servicing fees from Athene in an amount of $1.5 million and $2.1 million for the years ended December 31, 2020 and 2019, respectively. In March 2020, the Company entered into a conveyance agreement with a subsidiary of Athene, pursuant to which certain mortgage loans totaling approximately $515.3 million in UPB were conveyed by such subsidiary of Athene to the Company. The Company subsequently sold the loans to a third party investor and delivered the sales proceeds to the subsidiary of Athene, in accordance with the terms of the conveyance agreement. In exchange for facilitating the sale to the third party investor, the Company collected a transaction fee of approximately $650,000, which included reimbursements for transaction costs incurred by the Company. The Company reported the fee as a component of Other income in the consolidated statement of income. In October 2020, AmeriHome and AmeriHome Finance Corp., a wholly owned subsidiary of AmeriHome, co- issued the 2028 Senior Notes with an aggregate principal amount of $300.0 million to Athene and certain of its subsidiaries. As of December 31, 2020, the outstanding balance of the 2028 Senior Notes totaled $300.0 million and the Company paid approximately $3.5 million in aggregate interest to such related parties. A-A Mortgage The Company sold loans to Acele Residential Mortgage Trust (“Acele”), a Delaware statutory trust administered by the special limited partner of A-A Mortgage, totaling $21.3 million and $15.0 million in UPB during the years ended

December 31, 2020 and 2019, respectively. In connection with these loan sale transactions, the Company recognized gains of $270,000 and $122,000, respectively, which were included in *Net gains on loans held for sale* in the consolidated statement of income. The Company services loans sold to Acele totaling $37.2 million and $34.9 million in UPB as of December 31, 2020 and 2019, respectively. The fair value of these MSRs totaled $235,000 and $277,000 as of December 31, 2020 and December 31, 2019, respectively. The Company collected servicing fees from this entity in an amount of $115,000 and $83,000 for the years ended December 31, 2020 and 2019, respectively.

In August 2018, the Company, through the Trust, issued the Series 2018-GT1 Term Notes, including $125.0 million to certain limited partners in A-A Mortgage. The Company paid $6.1 million in interest payments to such related parties during the year ended December 31, 2019 for the Series 2018-GT1 Term Notes. In November 2019, the Company, through the Trust, paid off the Series 2018-GT1 Term Notes using the proceeds from the issuance of the Series 2019-GT1 Term Notes, including $175.0 million to certain limited partners in A-A Mortgage. As of December 31, 2020, the outstanding balance of the Series 2019-GT1 Term Notes issued to such related parties totaled $175.0 million. During the years ended December 31, 2020 and 2019, the Company paid $7.3 million and $7.2 million, respectively, in interest payments to such related parties in connection with the Series 2018-GT1 and Series 2019-GT1 Term Notes.

NOTE 14. SEGMENT INFORMATION

The Company operates in three segments: Correspondent, Consumer Direct, and Servicing. These segments were identified based on how the chief operating decision maker evaluates and assesses the Company's operating results.

The Correspondent lending segment generates revenues by performing loan acquisition and sale activities. The Consumer Direct lending segment generates revenues by performing loan origination and sale activities. These segments also earn interest income on loans held pending sale or securitization. Direct operating expenses incurred in connection with these activities are included in these segments. Corporate overhead expenses are included in the Correspondent segment.

The Servicing segment generates revenues by performing loan servicing activities. Servicing segment revenues are also derived from the execution and management of early buyout transactions, including gains recognized upon subsequent sales.

The following is a summary of financial information by segment:

	Year ended December 31, 2020			
	Correspondent	Consumer Direct	Servicing	Total
	(Amounts in thousands)			
Revenues				
Net gains on loans held for sale	$ 548,024	$ 171,761	$ 19,007	$ 738,792
Net loan servicing revenue	—	—	38,273	38,273
Loan acquisition and origination fees	85,706	746	—	86,452
Other revenues	3,385	—	30,650	34,035
Net interest income (expense)				
Interest income	47,097	3,824	14,693	65,614
Interest expense	(30,310)	(2,174)	(23,733)	(56,217)
Net interest income (expense)	16,787	1,650	(9,040)	9,397
Total net revenues	653,902	174,157	78,890	906,949
Expenses	206,235	55,186	100,485	361,906
Net income	$ 447,667	$ 118,971	$ (21,595)	$ 545,043
Segment assets at year end	$ 1,931,474	$ 342,201	$ 4,643,996	$ 6,917,671

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	Year ended December 31, 2019			
	Correspondent	Consumer Direct	Servicing	Total
	(Amounts in thousands)			
Revenues				
Net gains on loans held for sale	$ 164,829	$ 55,521	$ 8,889	$ 229,239
Net loan servicing revenue	—	—	71,052	71,052
Loan acquisition and origination fees	69,938	1,845	—	71,783
Other revenues	14,517	—	23,029	37,546
Net interest income (expense)				
Interest income	60,275	2,086	7,729	70,090
Interest expense	(49,078)	(1,669)	(10,253)	(61,000)
Net interest income (expense)	11,197	417	(2,524)	9,090
Total net revenues	260,481	57,783	100,446	418,710
Expenses	130,117	30,230	70,459	230,806
Net income	$ 130,364	$ 27,553	$ 29,987	$ 187,904
Segment assets at year end	$ 2,303,456	$ 148,907	$ 1,758,658	$ 4,211,021

NOTE 15. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space at multiple locations under noncancelable agreements through August 2026. The Company recognized rent expense of $3.0 million for the years ended December 31, 2020 and 2019, respectively. Rent expense is included in *Occupancy expense* in the consolidated statement of income.

Future minimum rental payments under the lease agreements in the aggregate and for the following five years are as follows:

Twelve months ending December 31,	Future minimum lease payments
	(Amounts in thousands)
2021	$ 4,526
2022	4,646
2023	3,941
2024	2,635
2025	2,946
Thereafter	1,994
	$ 20,688

Litigation

In the ordinary course of business, the Company may be subject to litigation. Management does not believe that any potential, threatened, or pending litigation to which it is a party will have a material adverse effect on the Company's liquidity, financial condition, or results of operations.

Risks and Uncertainties

In the normal course of business, companies in the mortgage banking industry encounter certain economic, and regulatory risks. Economic risks include interest rate risk, credit risk and market risk.

The Company is subject to interest rate risk in ways that cannot be predicted with certainty but which would generally include liquidity drain due to cash losses in MSR hedge positions, reduced gain on sale margins and decreased origination volume in a rising interest rate environment, and reduced MSR valuation and yield in a falling rate environment.

Credit risk is the risk of default, primarily in the Company's MSR portfolio that results from borrowers' inability or unwillingness to make contractually required payments. The Company absorbs a portion of these credit losses (along

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Table of Contents 29 with the investors, if any, in such loans) and, in addition, experiences a drain on liquidity associated with the requirement to advance to investors the delinquent payments on certain mortgages. Market risk reflects changes in the liquidity of the secondary loan and MSR markets, which impact the value of MSRs and loans that are either held for sale or are subject to commitments to purchase. Compliance and regulatory risks include administrative enforcement actions and/or civil or criminal liability resulting from the Company’s failure to comply with the laws and regulations applicable to the Company’s business. The mortgage industry is generally exposed to risks arising out of uncertainty in the regulatory environment, interest rates, collateral valuations, and conditions in the economy and housing market. A deterioration of the mortgage markets may reduce the Company's loan production volume, gain on sale margins, and servicing profitability, or may adversely affect the Company's ability to sell MSRs or loans originated or acquired. In addition, a deterioration of the mortgage markets will adversely impact the financial stability of certain correspondent sellers with whom the Company does business. This will reduce the Company's ability to enforce representation and warranty claims it has against such sellers so that the Company itself must absorb the losses associated with those claims. NOTE 16. CONCENTRATIONS The Company maintains all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation. Substantially all of the Company’s revenue is derived from mortgage banking activities. Mortgage banking activities are cyclical and are affected by the cost and availability of long-term funds. Mortgage banking activities and the Company’s revenue can be adversely affected during periods of high interest rates and/or limited money supply. The reduction of mortgage banking activities and fees generated from such activities could have a material adverse effect on the financial condition and results of operations of the Company. The Company acquires residential mortgage loans and generates revenues from the sale of these loans. Although management closely monitors market conditions, such activity is sensitive to fluctuations in prevailing interest rates and the real estate markets. Downturns in economic conditions of the real estate markets served by the Company or significant increases in interest rates could have a material adverse impact on the Company’s financial condition and results of operations. The Company is licensed to originate loans in 46 states and the District of Columbia, and able to purchase and service loans in 49 states and the District of Columbia. During the year ended December 31, 2020, the Company had significant loan acquisitions (minimum 5% of total acquisitions) in California (18%), Texas (15%), and Florida (6%). During the year ended December 31, 2019, the Company had significant loan acquisitions (minimum 5% of total acquisitions) in Texas (16%), California (11%), Florida (8%), and Georgia (5%). NOTE 17. CAPITAL REQUIREMENTS The Company is required to maintain specified levels of capital to remain in good standing with the Agencies. These capital requirements generally are tied to the UPB of loans included in the Company’s servicing portfolio or loan production volume during the period. The Agencies’ capital requirements are summarized below: December 31, 2020 December 31, 2019 Adjusted Required Adjusted Required Agency net worth (1) net worth net worth (1) net worth (Amounts in thousands) Fannie Mae and Freddie Mac $ 964,991 $ 249,573 $ 889,679 $ 191,913 Ginnie Mae $ 964,991 $ 135,436 $ 889,679 $ 141,976 HUD $ 964,991 $ 2,500 $ 889,679 $ 2,500 (1) Calculated in compliance with the respective Agency’s requirements. Noncompliance with an Agency’s capital requirements can result in the respective Agency taking various remedial actions up to, and including, removing the Company’s ability to sell loans to and service loans on behalf of the respective Agency. The Company had capital in excess of the Agencies’ requirements at December 31, 2020 and 2019.

Table of Contents 30 NOTE 18. SUBSEQUENT EVENTS The Company evaluated all events and transactions through March 15, 2021, which is the date the Company issued the consolidated financial statements, and noted the following: • On January 5, 2021, the Company completed the sale and transfer of MSRs related to mortgage loans underlying MBS guaranteed by Ginnie Mae with an approximate UPB of $118.1 million. The Company recognized proceeds from the sale totaling $1.6 million, adjusted for holdbacks of $310,000 pending servicing transfers. • On February 16, 2021, Aris Holding entered into an Agreement and Plan of Merger (the "Merger Agreement") with Western Alliance Bank ("WAB"), a wholly owned subsidiary of Western Alliance Bancorporation, Western Alliance Equipment Finance, Inc., a wholly owned subsidiary of WAB ("WAEF"), WAB Mortgage Sub, LLC, a wholly owned subsidiary of WAEF ("WAB Mortgage Sub"), and A-A Mortgage (as a member of Aris Holding and in its capacity as member representative for the other members of Aris Holding). Pursuant to the Merger Agreement, Aris Holding will merge with and into WAB Mortgage Sub with Aris Holding surviving the merger as an indirect subsidiary of WAB (the "Merger"). As a result of the Merger, AmeriHome will become an indirect subsidiary of Western Alliance Bancorporation and will continue to operate as AmeriHome, a Western Alliance Bank company. The parties have made customary representations, warranties and covenants to each other in the Merger Agreement, which also includes customary indemnification provisions. The completion of the Merger is subject to customary closing conditions, including, but not limited to (i) obtaining certain state regulatory and other approvals and (ii) expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. • On March 11, 2021, the Company entered into an agreement to sell MSRs with respect to approximately $10.8 billion in UPB of loans underlying MBS guaranteed by Ginnie Mae. The Company expects to complete this sale in the second quarter of 2021, subject to customary closing conditions.